Telesis Bio Plans to Delist its Securities from
The Nasdaq Stock Market

September 10, 2024

SAN DIEGO, September 10, 2024 (GLOBE NEWSWIRE) – Telesis Bio Inc. (NASDAQ: TBIO) (“Telesis or the “Company”), a leading provider of RNA and DNA solutions enabling researchers to accelerate therapeutic discovery through advanced, flexible, and rapid automated synthesis technology in their own lab, announced today that it has notified the Nasdaq Stock Market LLC (“Nasdaq”) of its decision to delist the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”) and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Telesis intends to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove its Common Stock from listing on the Nasdaq Global Select Market on or about September 20, 2024. As a result, Telesis expects that the last trading day of its Common Stock on the Nasdaq Global Select Market will be on or about September 30, 2024. Telesis will remain subject to continued reporting obligations under Sections 13 and 15(d) of the Exchange Act.

As previously noted in the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2024, Telesis received a letter on April 3, 2024 from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying Telesis that the Company was not in compliance with the minimum stockholder’s equity requirement for continued listing set forth in Nasdaq Listing Rule 5450(b)(1)(A), which requires companies listed on the Nasdaq Global Select Market to maintain a minimum of $10,000,000 in stockholders' equity for continued listing (the “Stockholders’ Equity Requirement”). The Company was granted a 180-day extension to regain compliance with the Stockholders’ Equity Requirement, which expires on September 30, 2024.

On June 12, 2024, Telesis also announced that on June 6, 2024, it received another letter from the Staff notifying the Company that the Market Value of Publicly Held Shares (“MVPHS”) of its common stock had been below the minimum of $5,000,000 for more than the previous 30 consecutive business days and as such the Company had failed to meet the minimum MVPHS of $5,000,000 (the “Minimum MVPHS Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company was provided a period of 180 calendar days, or until December 3, 2024, to regain compliance with the Minimum MVPHS Requirement.

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The Company believes that it will be unable to regain compliance with the Stockholders’ Equity Requirement or the Minimum MVPHS Requirement. As such, the Company has made the decision to voluntarily delist from Nasdaq. Following the delisting of the Common Stock from trading on Nasdaq, any trading in such securities would only occur in privately negotiated sales and potentially on an over-the-counter market. Telesis expects that its Common Stock will be quoted on a market operated by OTC Markets Group Inc. (the “OTC”) so that a trading market may continue to exist for such securities. There is no guarantee, however, that a broker will continue to make a market in Common Stock and that trading thereof will continue on an OTC market or otherwise.

About Telesis Bio

Telesis Bio is empowering scientists with the ability to create novel, synthetic biology-enabled solutions for many of humanity’s greatest challenges. As inventors of the industry-standard Gibson Assembly® method and the first commercial automated benchtop DNA and mRNA synthesis system, Telesis Bio is enabling rapid, accurate and reproducible writing of DNA and mRNA for numerous downstream markets. Company products and technologies deliver virtually error-free synthesis of DNA and RNA at scale within days and hours instead of weeks or months. Scientists around the world are using the technology in their own laboratories to accelerate the design-build-test paradigm for novel, high-value products for precision medicine, biologics drug discovery, vaccine and therapeutic development, genome editing, and cell and gene therapy. Telesis Bio is a public company based in San Diego. For more information, visit www.telesisbio.com. Telesis Bio, the Telesis Bio logo, Gibson Assembly, and BioXp are trademarks of Telesis Bio Inc.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the expected timing of the delisting from the Nasdaq Global Select Market, the deregistration of the Common Stock under Section 12(b) of the Exchange Act, including the filing of a Form 25, the expected last date on which trading in the Common Stock may take place on the Nasdaq Global Select Market, expected quotations of, trading in and market making in the Common Stock on an OTC market. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors and elsewhere in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Telesis Bio disclaims any obligation to update these forward-looking statements.

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Contact:

William J. Kullback

Chief Financial Officer

bill.kullback@telesisbio.com

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